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                                                                   EXHIBIT 10.29

            AMENDMENT TO STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT
                                  LEASE - NET,

                                     BETWEEN

                             THE BUTLER FAMILY TRUST

                                       AND

                          DIGITAL THEATER SYSTEMS, INC.

         This amendment (First Amendment), effective as of the date of the last party to sign hereto, is made and entered into by and between the Butler Family Trust (hereinafter "Lessor") and Digital Theater Systems, Inc. (hereinafter "Lessee").

         WHEREAS, Lessor and Lessee entered into a Standard
Industrial/Commercial Single Tenant Lease-Net (hereinafter "Lease") on September 8, 1997 for the lease of Lessor's Premises located at 5171 Clareton Drive, Agoura Hills, California 91301 (hereinafter the "Premises"); and

         WHEREAS, on April 2, 2002, Lessee exercised it option to extend the term of the Lease by an additional five (5) years with the Lease expiring on October 31, 2007; and

         WHEREAS, Lessor and Lessee hereby wish to amend the Lease to provide Lessee with: (i) two (2) additional options to extend the Lease on the Premises for an additional sixty (60) months each and (ii) a Right of First Refusal to Purchase the Premises.

         NOW, THEREFORE, the parties hereto mutually agree as follows:

         1. Paragraph 1.12 of the Lease is hereby amended and restated in its entirety to read as follows:

         1.12 ADDENDA AND EXHIBITS. Attached hereto is the First Amendment consisting of Paragraphs 50 through 63, all of which constitute a part of this Lease.

         2. The first full paragraph of Paragraph 51 of the Lease is hereby amended and restated in its entirety to read as follows:

         A.       OPTION(S) TO EXTEND

                  Provided that Lessee is not in breach of any term or condition of the Lease, Lessor herby grants to Lessee the option to extend the term of this Lease for three (3) additional sixty (60)

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month periods(s) commencing when the prior term expires upon each and all of the following terms and conditions:

         3. Paragraph 51 A (iv) i. (a) of the Lease is hereby amended and restated in its entirety to read as follows:

         (a) On October 1, 2003, April 1, 2005, October 1, 2006, April 1, 2008, October 1, 2009, April 1, 2011, October 1, 2012, April 1, 2014, October 1,
20015 and April 1, 2017, the monthly rent payable under paragraph 1.5 ("Base Rent") of the attached Lease shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the US Department of Labor for (Urban Wage Earners and Clerical Workers) for Los Angeles, Riverside, Orange County California. All Items (1982-84 = 100), herein referred to as "C.P.I." Notwithstanding the foregoing, in no event shall the adjusted Base Rent be less than a three percent (3%) per annum increase, nor greater than a five percent (5%) per annum increase above the Base Rent then in effect at the time of the adjustment. The sum so calculated shall be the new Base Rent until the next adjustment in Base Rent. Should the Bureau of Labor Statistics discontinue the publication of the Index or publish the same less frequently, or alter the same in some other manner, Lessor and Lessee shall adopt a mutually acceptable substitute index or procedure, which reasonably reflects consumer price increases.

         4.       Add a Paragraph 63 to the Lease that will read as follows:

         63. RIGHT OF FIRST REFUSAL. Lessor shall not, at any time prior to the expiration of the term of this Lease, sell the Premises, or any interest therein, without first giving written notice to Lessee. This Notice of Sale shall include the exact and complete terms of the proposed sale and shall have attached thereto a copy of the bona fide offer and counter offer duly executed by the Lessor and prospective purchaser. Lessee shall then have ten (10) business days to give written notice to Lessor of Lessee's exercise of Lessee's right to purchase the Premises, on the same terms, price and conditions set forth in the Notice of Sale. If Lessee declines to exercise its Right of First Refusal and the terms and conditions of the offer are modified by more than five percent (5%), or if there is a material change in any seller financing offered, or in the event that the sale is not consummated within 180 days of the date of the Notice of Sale, then Lessee's right of first refusal shall reapply to said transaction.

         5. This First Amendment does not delete, terminate or replace any provision of Lease except as specifically provided herein.

         6. All capitalized terms not otherwise defined in this First Amendment shall have the meaning as specified in the Lease.

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         IN WITNESS WHEREOF the parties hereto, through their authorized agents, have executed this First Amendment to be effective as of the date first written above.

BUTLER FAMILY TRUST                    DIGITAL THEATER SYSTEMS, INC.
(LESSOR)                               (DTS) (LESSEE)

By: /s/ Frank Butler                   By: /s. Jon Kirchner
   --------------------------------       --------------------------------------

Name: Frank Butler                     Name: Jon Kirchner

Title: Lessor/Owner                    Title: President, Chief Executive Officer

Date: 11-18-2002                       Date: 10/29/02

By:________________________________    By: /s/ Dan Slusser
                                          --------------------------------------

Name:______________________________    Name: Dan Slusser

Title: Lessor/Owner                    Title: Chairman

Date:______________________________    Date:____________________________________

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